Liberty Silver Corp. Announces Filing of Management Information
Circular for Upcoming Annual General and Special Meeting of Shareholders and Management Changes

November 3, 2014 - Toronto, Ontario.  Liberty Silver Corp. (“Liberty” or the “Company”) today announced that it has filed its management information circular, and related proxy materials (collectively, the “Meeting Materials”), on SEDAR and that the Meeting Materials have been mailed to shareholders of the Company using the notice-and-access provisions in connection with its annual general and special meeting of shareholders to be held on December 5, 2014 (the “Meeting”). The record date for the Meeting is October 21, 2014.

The Meeting is being held to appoint MNP LLP, Chartered Professional Accounts as the auditors of the Company for the ensuing year, elect the slate of directors (as named below), and to consider and, if deemed advisable, to pass a special resolution to amend the articles of the Company in order to affect a consolidation of the Company’s issued and outstanding common shares on the basis of one (1) new common share for every 15 existing common shares, as more particularly described in the Meeting Materials.

At the Meeting, the following five persons will be nominated for election as directors of the Company: Timothy N. Unwin, W. Thomas Hodgson, James J. Sbrolla, Eric R. Klein and Manish Z. Kshatriya.

Liberty’s President and Chief Executive Officer, R. Geoffrey Browne will not stand for re-election as a director of the Company and shall also be stepping down from his executive role effective December 5, 2014. In the interim, Mr. Browne will assist in facilitating a smooth transition in the Company’s leadership structure.

The Company’s chairman of the board, Timothy Unwin, remarked, “On behalf of the entire Liberty team, I would like to thank Geoff for his years of service and many contributions to the business of the Company. Since Geoff’s appointment as CEO in 2010, he was instrumental in Liberty’s going public transaction and the acquisition of the Hi Ho Silver Property. Although we were sorry to hear Geoff will be leaving us in the near future, we appreciate his significant contributions to the Company over the years”.

About Liberty Silver Corp.

Liberty is focused on exploring and advancing mineral properties located in North America.  Liberty is led by an experienced board of directors and a skilled management team.  Liberty is committed to creating value for its shareholders by utilizing its mitigated risk approach to developing new resources on its current properties, and by acquiring new properties that have the potential to increase their resource base. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty’s flagship project.  Liberty has the right to earn a joint venture interest in the 10,020-acre Trinity Silver Project pursuant to the terms of an earn-in agreement with Renaissance Exploration Inc.

Information about Liberty is available on its website, www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For additional information contact:

Manish Z. Kshatriya, Executive VP & CFO

(888) 749-4916

mkshatriya@libertysilvercorp.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. The forward looking statements made herein are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations or assumptions with respect to, among other things, the Company’s present and future financial condition, the Company’s ability to refinance or convert the New Loan upon maturity or to otherwise secure additional sources of financing, and the state of financial markets. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”, and may include statements regarding, among other things, the uses of proceeds from the New Loan, future advances under or extensions to the New Loan, and conversions of the New Loan into equity of the Company. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, and the Company’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for precious metals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; operational difficulties encountered in connection with the activities of the Company; efforts required to comply with the terms of the New Loan; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. These and other factors made in public disclosures and filings by the Company should be considered carefully and readers should not place undue reliance on the Company’s forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.